Exhibit 5.1

MARTIN LIPTON

HERBERT M. WACHTELL

PAUL VIZCARRONDO, JR.

THEODORE N. MIRVIS

EDWARD D. HERLIHY

DANIEL A. NEFF

ANDREW R. BROWNSTEIN

MARC WOLINSKY

STEVEN A. ROSENBLUM

JOHN F. SAVARESE

SCOTT K. CHARLES

JODI J. SCHWARTZ

ADAM O. EMMERICH

RALPH M. LEVENE

RICHARD G. MASON

DAVID M. SILK

ROBIN PANOVKA

DAVID A. KATZ

ILENE KNABLE GOTTS

JEFFREY M. WINTNER

TREVOR S. NORWITZ

BEN M. GERMANA

ANDREW J. NUSSBAUM

RACHELLE SILVERBERG

STEVEN A. COHEN

DEBORAH L. PAUL

DAVID C. KARP

RICHARD K. KIM

JOSHUA R. CAMMAKER

MARK GORDON

JOSEPH D. LARSON

JEANNEMARIE O’BRIEN

WAYNE M. CARLIN

STEPHEN R. DiPRIMA

NICHOLAS G. DEMMO

IGOR KIRMAN

JONATHAN M. MOSES

T. EIKO STANGE

JOHN F. LYNCH
WILLIAM SAVITT

51 WEST 52ND STREET NEW YORK, N.Y. 10019-6150 TELEPHONE: (212) 403 -1000 FACSIMILE: (212) 403 -2000 GEORGE A. KATZ (1965-1989) JAMES H. FOGELSON (1967-1991) LEONARD M. ROSEN (1965-2014) OF COUNSEL

ERIC M. ROSOF

GREGORY E. OSTLING

DAVID B. ANDERS

ANDREA K. WAHLQUIST

ADAM J. SHAPIRO

NELSON O. FITTS

JOSHUA M. HOLMES

DAVID E. SHAPIRO

DAMIAN G. DIDDEN

IAN BOCZKO

MATTHEW M. GUEST

DAVID E. KAHAN

DAVID K. LAM

BENJAMIN M. ROTH

JOSHUA A. FELTMAN

ELAINE P. GOLIN

EMIL A. KLEINHAUS

KARESSA L. CAIN

RONALD C. CHEN

GORDON S. MOODIE

DONGJU SONG

BRADLEY R. WILSON GRAHAM W. MELI

GREGORY E. PESSIN

CARRIE M. REILLY

MARK F. VEBLEN

VICTOR GOLDFELD

EDWARD J. LEE

BRANDON C. PRICE

KEVIN S. SCHWARTZ

MICHAEL S. BENN

SABASTIAN V. NILES

ALISON ZIESKE PREISS

TIJANA J. DVORNIC

JENNA E. LEVINE

RYAN A. McLEOD

ANITHA REDDY

JOHN L. ROBINSON

JOHN R. SOBOLEWSKI

STEVEN WINTER

WILLIAM T. ALLEN

MARTIN J.E. ARMS

MICHAEL H. BYOWITZ

GEORGE T. CONWAY III

KENNETH B. FORREST

SELWYN B. GOLDBERG

PETER C. HEIN

MEYER G. KOPLOW

LAWRENCE S. MAKOW

DOUGLAS K. MAYER

MARSHALL L. MILLER

PHILIP MINDLIN

ROBERT M. MORGENTHAU

DAVID S. NEILL

HAROLD S. NOVIKOFF LAWRENCE B. PEDOWITZ

ERIC S. ROBINSON

PATRICIA A. ROBINSON*

ERIC M. ROTH

PAUL K. ROWE

DAVID A. SCHWARTZ

MICHAEL J. SEGAL

ELLIOTT V. STEIN

WARREN R. STERN

PATRICIA A. VLAHAKIS

AMY R. WOLF

* ADMITTED IN THE DISTRICT OF COLUMBIA COUNSEL

DAVID M. ADLERSTEIN AMANDA K. ALLEXON LOUIS J. BARASH FRANCO CASTELLI DIANNA CHEN ANDREW J.H. CHEUNG PAMELA EHRENKRANZ KATHRYN GETTLES-ATWA ADAM M. GOGOLAK	NANCY B. GREENBAUM MARK A. KOENIG LAUREN M. KOFKE J. AUSTIN LYONS ALICIA C. McCARTHY PAULA N. RAMOS S. CHRISTOPHER SZCZERBAN JEFFREY A. WATIKER

June 18, 2018

EQT Midstream Partners, LP
625 Liberty Avenue, Suite 1700

Pittsburgh, Pennsylvania 15222

Re: Registration Statement on Form S-4 (File No. 333-225018)

Ladies and Gentlemen:

We have acted as special counsel to EQT Corporation, a Pennsylvania corporation and the ultimate parent company of EQT Midstream Partners, LP, a Delaware limited partnership (“EQM”), in connection with the preparation and filing of EQM’s Registration Statement on Form S-4 (the “Registration Statement,” which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto), relating to common units representing limited partner interests in EQM (the “EQM Common Units”), to be issued by EQM pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 25, 2018, by and among EQT Corporation (for the limited purposes set forth in the Merger Agreement), EQM, EQT Midstream Services, LLC, a Delaware limited liability company and the general partner of EQM (“EQM GP”), EQM Acquisition Sub, LLC, a Delaware limited liability company and indirect wholly-owned subsidiary of EQM, EQM GP Acquisition Sub, LLC, a Delaware limited liability company and indirect wholly-owned subsidiary of EQM, and Rice Midstream Management LLC.

For purposes of giving this opinion, we have examined the Registration Statement, the Merger Agreement, EQM’s Certificate of Limited Partnership, EQM’s First Amended and Restated Agreement of Limited Partnership, EQM GP’s Certificate of Formation and EQM GP’s Third Amended and Restated Limited Liability Company Agreement, in each case, as amended to date.  We have also examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such

other investigations as we have deemed relevant and necessary in connection with this opinion.   As to questions of fact material to this opinion, we have relied, with your approval and to the extent we have deemed necessary and appropriate, upon oral and/or written representations of EQM GP and certificates or comparable documents of public officials and of officers and representatives of EQM GP.

In making such examination and rendering this opinion, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the authenticity of the originals of such documents submitted to us as certified copies, the conformity to originals of all documents submitted to us as copies, the authenticity of the originals of such documents, that all documents submitted to us as certified copies are true and correct copies of such originals and the legal capacity of all individuals executing any of the foregoing documents.

Based upon and subject to the foregoing examination and in reliance thereon, and subject to the qualifications, assumptions and limitations stated herein and in reliance on statements of fact contained in the documents that we have examined or reviewed, we are of the opinion that, when the Registration Statement has been declared effective by order of the Securities and Exchange Commission and the EQM Common Units have been issued and paid for in the manner contemplated by and upon the terms and conditions set forth in the Registration Statement and the Merger Agreement, (i) the EQM Common Units will be validly issued, (ii) the recipients of the EQM Common Units will have no obligation to make further payments for the EQM Common Units or contributions to EQM solely by reason of their ownership of the EQM Common Units or their status as limited partners of EQM and (iii) such recipients will have no personal liability for the obligations of EQM solely by reason of being limited partners of EQM.

We are members of the bar of the State of New York.  EQM is a Delaware limited partnership, and we have not considered, and we express no opinion as to, any law other than the Delaware Revised Uniform Limited Partnership Act (including the statutory provisions, and reported judicial decisions interpreting the foregoing).

We hereby consent to be named in the Registration Statement and in the related proxy statement/prospectus contained therein as the attorneys who passed upon the legality of the EQM Common Units to be issued pursuant to the Registration Statement and to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.  This opinion speaks as of its date, and we undertake no (and hereby disclaim any) obligation to update this opinion.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz